Exhibit 99.1
Victoria’s Secret & Co. Provides First Quarter 2024 Preliminary Results
Sales, adjusted operating income, adjusted EPS at the high end or above guidance
Reaffirms fiscal 2024 sales and adjusted operating income guidance

Reynoldsburg, Ohio (May 9, 2024)—Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) today provided preliminary results for the first quarter 2024 ended May 4, 2024. Net sales, adjusted operating income, and adjusted diluted earnings per share for the first quarter are at or above previously issued guidance as highlighted in the table below.

First Quarter 2024
	Preliminary Results	Guidance

Net Sales	(3%) to (4%)	(4%) to (6%)

Adjusted Operating Income	$35 - $40 million	$10 - $35 million

Adjusted Diluted Earnings Per Share	$0.07 to $0.12	($0.15) to $0.10

Chief Executive Officer Martin Waters commented on the improved first quarter performance, “I am encouraged by our preliminary view of results and the sequential improvement in quarterly sales trends. We delivered meaningful newness in merchandise and brand projection during the quarter and our customers responded, particularly in April, which was our strongest of the three months. The retail environment in North America remains challenging and the promotional environment was very competitive; however, we experienced improving trends throughout the quarter in both our stores and in our digital business for both the Victoria’s Secret and PINK brands. In stores, our customer traffic improved noticeably throughout the quarter, and in our digital business, the investments we’ve made to improve the customer experience resulted in digital sales performance outpacing stores. At the same time, we continue to experience strong growth in our international business as sales increased in the mid-teens again in the first quarter. Our brands are strong around the globe and our partners are executing the strategy at a very high level.”

The Company reaffirms the fiscal year 2024 net sales and adjusted operating income guidance provided on March 6, 2024.

Adjusted operating income and adjusted diluted earnings per share are non-GAAP financial measures. At the conclusion of this press release, we have included more information regarding these non-GAAP financial measures, including a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure reported in accordance with GAAP.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of supporting women in all they do, and Adore Me, a technology-led, digital first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our approximately 30,000 associates across a global footprint of more than 1,370 retail stores in nearly 70 countries. We strive to provide the best products to help women express their confidence, sexiness and power and use our platform to celebrate the extraordinary diversity of women’s experiences.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements, and any future performance or financial results expressed or implied by such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “will,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” and any similar expressions are intended to identify forward-looking statements. Risks associated with the following factors, among others, could affect our results of operations and financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:

•we may not realize all of the expected benefits of the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.);
•general economic conditions, inflation, and changes in consumer confidence and consumer spending patterns;
•market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•our ability to successfully implement our strategic plan;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on traffic to our stores and the availability of suitable store locations on satisfactory terms;
•our ability to successfully operate and expand internationally and related risks;
•the operations and performance of our franchisees, licensees, wholesalers and joint venture partners;
•our ability to successfully operate and grow our direct channel business;
•our ability to protect our reputation and the image and value of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, remain current with fashion trends, and develop and launch new merchandise, product lines and brands successfully;

•our ability to realize the potential benefits and synergies sought with the acquisition of AdoreMe, Inc.;
•our ability to incorporate artificial intelligence into our business operations successfully and ethically while effectively managing the associated risks;
•our ability to source materials and produce, distribute and sell merchandise on a global basis, including risks related to:
◦political instability and geopolitical conflicts;
◦environmental hazards and natural disasters;
◦significant health hazards and pandemics;
◦delays or disruptions in shipping and transportation and related pricing impacts; and
◦disruption due to labor disputes;
•our geographic concentration of production and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to manufacture and deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2024.

For further information, please contact:

Victoria's Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com

VICTORIA'S SECRET & CO.
NON-GAAP FINANCIAL INFORMATION
(Unaudited)

In addition to our results provided in accordance with GAAP, provided below are non-GAAP financial measures that present operating income and net income per diluted share attributable to Victoria's Secret & Co. on an adjusted basis, which remove certain non-recurring, infrequent or unusual items that we believe are not indicative of the results of our ongoing operations due to their size and nature. The intangible asset amortization excluded from these non-GAAP financial measures is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. We use adjusted financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial information may differ from similarly titled measures used by other companies. The table below reconciles the most directly comparable GAAP financial measures to each non-GAAP financial measures.

First Quarter 2024
Reconciliation of Preliminary Results
Preliminary Operating Income - GAAP	$21 - $26 million
Adore Me Acquisition-related Items (a)	Approximately $8 million
Amortization of Intangible Assets (b)	Approximately $6 million
Preliminary Adjusted Operating Income	$35 - $40 million

Preliminary Net Income (Loss) Per Diluted Share Attributable to Victoria's Secret & Co. - GAAP	($0.10) to ($0.05)
Adore Me Acquisition-related Items (a)	Approximately $0.10
Amortization of Intangible Assets (b)	Approximately $0.06
Preliminary Adjusted Net Income per Diluted Share Attributable to Victoria's Secret & Co.	$0.07 to $0.12
(a)In the first quarter of 2024, we recognized an approximately $8 million pre-tax charge (approximately $8 million net of tax), approximately $7 million included in general, administrative and store operating expense and approximately $1 million included in interest expense, related to the financial impact of purchase accounting items related to the acquisition of Adore Me.
(b)In the first quarter of 2024, we recognized approximately $6 million of amortization expense (approximately $5 million net of tax) included in general, administrative and store operating expense related to the acquisition of Adore Me.